Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT: Barbara K. Baker
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES THIRD QUARTER RESULTS

o o o o	Tenant Sales per Square Foot Increases 4.1 percent Results Meet Consensus Strong Opening at Stony Point Projecting Growth for 2004

        BLOOMFIELD HILLS, Mich., Oct. 31, 2003 -- Taubman Centers, Inc. (NYSE:TCO) today issued its financial results for the quarter and year-to-date periods ended September 30, 2003.

        Net Income (loss) allocable to common shareholders per diluted common share (EPS) for the quarter ended September 30, 2003 was $(0.21) versus $0.03 during the third quarter of 2002. This difference is due principally to additional allocations of GAAP net income to the minority interests and costs related to the unsolicited tender offer, now ended. Nine month results were similarly impacted, as EPS for the period ended September 30, 2003 was $(0.60) versus $(0.03) for the nine month period ended September 30, 2002.

        For the quarter ended September 30, 2003, diluted Funds from Operations (FFO) per share excluding costs related to the unsolicited tender offer met consensus at $0.41 versus $0.46 in the third quarter of 2002. Diluted FFO per share for the nine months ended September 30, 2003, excluding costs related to the unsolicited tender offer, was $1.32 versus $1.13 for the first nine months of 2002. FFO per diluted share including costs related to the unsolicited tender offer was $0.34 for the quarter and $1.02 for the nine month period. There were no costs incurred relating to the unsolicited tender offer during the first nine months of 2002.

        “We were pleased our results this quarter met expectations,” said Robert S. Taubman, Taubman Centers chairman, president and chief executive officer. “Last year’s third quarter included a significant amount of land sale gains and lease cancellation income that did not reoccur this year.”

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Operating Statistics Highlighted by Tenant Sales Increases

        Sales per square foot increased 4.1 percent during the third quarter and 1.9 percent for the first nine months of 2003. “This is the best quarter-over-quarter sales increase that we have reported since the second quarter of 2000,” said Mr. Taubman. “We have now experienced sales per square foot increases in each of the last six months. If strong sales continue through the holiday season as predicted, retailers’ expectations will continue to improve, increasing their confidence for new expansion activities, and over time, rents and occupancy levels will grow.”

        Average rents for the quarter were $43.12 per square foot, up 2.0 percent from the third quarter of 2002. Notwithstanding the significant lease termination income in the first two quarters of 2003 and the associated loss in occupancy, occupancy for all centers was 85.2 percent, unchanged from September 30, 2002. “We are intensively managing the frictional vacancy caused by these unexpected closings of over 360,000 square feet of tenant space to date this year in our centers,” said Mr. Taubman. “We have been very successful in leasing this space to temporary tenants (which are not included in occupancy statistics) until we finalize long-term leases.”

Strong Opening at Stony Point/Northlake Mall Breaks Ground

        “We are delighted with the initial performance of Stony Point Fashion Park (Richmond, Va.),” said Mr. Taubman. “The center opened on September 18, nearly 99 percent leased and committed, and is expected to be 93 percent occupied for the holidays. Both traffic and sales have been exceeding expectations.” Stony Point is anchored by Richmond’s first Saks Fifth Avenue and Galyan’s stores, as well as a brand new Dillard’s. It also features six new-to-the-market restaurants, including P.F. Chang’s China Bistro, Fleming’s Prime Steakhouse & Wine Bar, Rio Grand Café, Champps Restaurant and Bar, Copeland’s Cheesecake Bistro and Brio Tuscan Grille.

        Taubman’s next project, Northlake Mall in Charlotte, N.C., broke ground on October 8 and is scheduled to open September 15, 2005. Belk, Dillard’s, Hecht’s, Dick’s Sporting Goods and a theatre multiplex will anchor the two-level center, which fills a significant retail void in the booming north Charlotte market.

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Financial Outlook

        The company expects 2003 FFO per diluted share excluding costs related to the unsolicited tender offer to be at the upper end of its previously announced range of $1.80 to $1.84. Including these costs, 2003 FFO per diluted share is expected to be at the upper end of the range of $1.50 to $1.54. While there is uncertainty regarding the retail environment and interest rates, the company is introducing guidance for 2004 FFO per share in the range of $1.88 to $1.92. This guidance reflects a more normalized level of lease cancellation income in 2004.

        The company expects Net Income (loss) per common share for 2003 (including costs related to the unsolicited tender offer and estimated gain on the disposition of Biltmore Fashion Park) to be in the range of $0.24 to $0.45 and for 2004 to be in the range of $(0.06) to $0.13.

        The company has purchased $53 million under its existing $103 million share repurchase program. The company did not purchase any shares during the quarter.

Supplemental Investor Information Available

        The company provides supplemental investor information coincident with its earnings announcements. It is available online at www.taubman.com under "Investor Relations." This packet includes the following information:

o o o o o o o o o o o o o o	Income Statements
Reconciliations of Earnings Measures to Net Income
Changes in Funds from Operations and Earnings Per Share
Components of Other Income
Balance Sheets
Debt Summary
Other Debt Information
Construction and Stabilization
Capital Spending
Acquisitions and Divestitures
Operational Statistics
Owned Centers
Major Tenants in Owned Portfolio
Anchors in Owned Portfolio

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Investor Conference Call

        The company will provide an online Web simulcast and rebroadcast of its 2003 third quarter earnings release conference call in which the company will review the results for the quarter, progress on its development and financing plans. The live broadcast of the conference call will be available online at www.taubman.com under “Investor Relations,” www.companyboardroom.com and www.streetevents.com on October 31 beginning at 9:00 a.m. EST. The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally. Taubman Centers currently owns and/or manages 31 urban and suburban regional and super regional shopping centers in 13 states. In addition, Northlake Mall (Charlotte, N.C.) is under construction and will open September 15, 2005. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in accounting rules, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
For the Three and Nine Months Ended September 30, 2003 and 2002

(in thousands of dollars, except as indicated)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Income before discontinued operations and minority and
preferred interests	5,148	16,584	14,787	27,717
Discontinued operations - gain on disposition of interests in
centers (1)				12,024
Discontinued operations - income from operations (1)	55	(212)	173	2,502
Minority interest in consolidated joint ventures	53	(34)	143	612
Minority share of income of TRG (2)	(287)	(4,504)	(529)	(14,041)
Distributions in excess of earnings allocable to minority
partners (2)	(8,773)	(3,677)	(25,827)	(10,445)
TRG preferred distributions	(2,250)	(2,250)	(6,750)	(6,750)
Net income (loss)	(6,054)	5,907	(18,003)	11,619
Preferred dividends	(4,150)	(4,150)	(12,450)	(12,450)
Net income (loss) allocable to common shareowners	(10,204)	1,757	(30,453)	(831)
Income (loss) from continuing operations per common
share - diluted	(0.21)	0.03	(0.60)	(0.14)
Net income (loss) per common share - basic	(0.21)	0.03	(0.60)	(0.02)
Net income (loss) per common share - diluted	(0.21)	0.03	(0.60)	(0.03)
Beneficial interest in EBITDA (3)	68,777	75,249	204,378	203,766
Funds from Operations - Operating Partnership (3)	28,959	38,641	86,715	95,217
Funds from Operations allocable to TCO (3)	17,156	23,895	52,595	58,821
Funds from Operations per common share - basic (3)	0.35	0.47	1.04	1.15
Funds from Operations per common share - diluted (3)	0.34	0.46	1.02	1.13
Weighted average number of common shares outstanding	49,348,000	51,194,177	50,562,963	51,052,528
Common shares outstanding at end of period	49,363,273	51,314,492
Weighted average units - Operating Partnership - basic	83,300,619	82,787,185	83,474,802	82,645,536
Weighted average units - Operating Partnership - diluted	84,756,882	84,184,720	84,877,978	84,160,745
Units outstanding at end of period - Operating Partnership	83,412,357	83,081,558
Ownership percentage of the Operating Partnership at end
of period	59.2%	61.9%
Number of owned shopping centers at end of period	21	19	21	19

Operating Statistics:
Mall tenant sales	775,154	691,205	2,245,785	2,005,970
Mall tenant sales - comparable centers (4)	536,983	523,081	1,563,353	1,528,882
Ending occupancy - comparable centers (4)	87.1%	89.1%	87.1%	89.1%
Ending occupancy	85.2%	85.2%	85.2%	85.2%
Average occupancy - comparable centers (4)	87.4%	88.7%	87.8%	87.6%
Average occupancy	85.4%	84.7%	85.5%	83.9%
Leased space at end of period - comparable	90.1%	92.0%	90.1%	92.0%
Leased space at end of period (5)	88.4%	88.5%	88.4%	88.5%
Mall tenant occupancy costs as a percentage of tenant sales (6)	16.7%	18.0%	17.5%	17.8%
Rent per square foot - mall tenants (4)	$ 43.12	$ 42.28	$ 42.76	$ 42.25

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Notes:

(1)     In August 2003, the Company entered into an agreement to sell its interest in Biltmore Fashion Park to The Macerich Company. The purchase price consists of $51 million cash, approximately 811,000 Macerich partnership units (subject to an agreed upon trading range) and assumption of $77.5 million of fixed rate debt. The transaction, which is subject to final due diligence and other customary closing conditions, is expected to close before year-end and has been approved by the Board of Directors of both companies. The Company sold La Cumbre Plaza and Paseo Nuevo in March 2002 and May 2002, respectively, resulting in gains of $2 million and $10 million. The gains on the sales of La Cumbre Plaza and Paseo Nuevo and the results of operations of Biltmore Fashion Park, La Cumbre Plaza, and Paseo Nuevo have been reported as discontinued operations.

(2)     Because the Operating Partnership’s net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three and nine months ended September 30, 2003 and 2002 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)     Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO as presented by the Company is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Supplementally, the Company also disclosed FFO per diluted share for the three and nine months excluding costs related to the unsolicited tender offer because of the significance and singular nature of these costs. This is the only hostile takeover attempt against the Company in its history and the costs to resist this attempt are clearly not a part of the Company’s normal operating results. The Company believes that given the significance of the costs (the charge reduced FFO per diluted share in the third quarter by 17%) it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures.

TRG’s Beneficial Interest in EBITDA and FFO for the three and nine months ended September 30, 2002 were restated from previously reported amounts to include charges related to technology investments of $8.1 million, or $0.10 per share, recognized during 2002 and previously excluded from Beneficial Interest in EBITDA and FFO. FFO per share for the three and twelve months ended December 31, 2002 previously reported as $0.49 and $1.72 per share, respectively, has been restated to $0.43 and $1.56, respectively, to include the charges related to the technology investments as well as costs related to the unsolicited tender offer. There were no such costs incurred during the three months ended September 30, 2002.

(4)     Excludes centers opened in 2001, Biltmore Fashion Park, The Mall at Millenia, Sunvalley, Stony Point Fashion Park, Paseo Nuevo, and La Cumbre Plaza.

(5)     Leased space comprises both occupied space and space that is leased but not yet occupied.

(6)     Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

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TAUBMAN CENTERS, INC.
Income Statement
For the Three Months Ended September 30, 2003 and 2002

(in thousands of dollars)

	2003			2002

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL (1)

REVENUES:
Minimum rents	51,371	49,345	100,716	45,763	47,244	93,007
Percentage rents	951	573	1,524	160	929	1,089
Expense recoveries	29,939	23,694	53,633	30,578	24,590	55,168
Management, leasing and development	5,087		5,087	5,576		5,576
Other	5,318	2,102	7,420	9,715	1,400	11,115

Total revenues	92,666	75,714	168,380	91,792	74,163	165,955

OPERATING COSTS:
Recoverable expenses	28,409	20,921	49,330	26,817	22,464	49,281
Other operating	8,231	5,154	13,385	7,766	5,835	13,601
Costs related to unsolicited tender offer	6,046		6,046
Management, leasing and development	4,326		4,326	4,594		4,594
General and administrative	5,837		5,837	4,434		4,434
Interest expense	20,562	21,077	41,639	18,467	20,683	39,150
Depreciation and amortization	22,251	13,027	35,278	18,891	14,233	33,124

Total operating costs	95,662	60,179	155,841	80,969	63,215	144,184

	(2,996)	15,535	12,539	10,823	10,948	21,771

Equity in income of Unconsolidated Joint Ventures	8,144			5,761

Income before discontinued operations and minority
and preferred interests	5,148			16,584
Discontinued operations (2):
EBITDA	2,399			2,621
Interest	(1,540)			(1,564)
Depreciation	(804)			(1,269)
Minority and preferred interests:
TRG preferred distributions	(2,250)			(2,250)
Minority interest in consolidated joint ventures	53			(34)
Minority share of income of TRG	(287)			(4,504)
Distributions in excess of minority share of income	(8,773)			(3,677)

Net income (loss)	(6,054)			5,907
Series A preferred dividends	(4,150)			(4,150)

Net income (loss) allocable to common shareowners	(10,204)			1,757

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (3)	42,216	49,639	91,855	50,802	45,864	96,666
EBITDA - outside partners' share	(362)	(22,716)	(23,078)	(2,148)	(19,269)	(21,417)

Beneficial interest in EBITDA	41,854	26,923	68,777	48,654	26,595	75,249
Beneficial interest expense	(21,788)	(11,032)	(32,820)	(18,775)	(10,780)	(29,555)
Non-real estate depreciation	(598)		(598)	(653)		(653)
Preferred dividends and distributions	(6,400)		(6,400)	(6,400)		(6,400)

Funds from Operations contribution (3)	13,068	15,891	28,959	22,826	15,815	38,641

Net straightline adjustments to rental revenue
and ground rent expense at TRG %			617			608

(1)     With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. A total column is also provided to assist a reader in relating the results of operations to operating statistics and other center information that is presented at 100% within this release.

(2)     Discontinued operations for the three months ended September 30, 2003 and 2002 include the results of Biltmore Fashion Park.

(3)     EBITDA and FFO for the three months ended September 30, 2003 include costs of $6.0 million incurred in connection with the unsolicited tender offer. There were no such costs incurred during the three months ended September 30, 2002.

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TAUBMAN CENTERS, INC.
Income Statement
For the Nine Months Ended September 30, 2003 and 2002

(in thousands of dollars)

	2003			2002

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	TOTAL (1)

REVENUES:
Minimum rents	150,764	146,381	297,145	133,738	133,715	267,453
Percentage rents	2,440	1,875	4,315	1,779	1,431	3,210
Expense recoveries	93,440	76,248	169,688	85,490	67,467	152,957
Management, leasing and development	15,450		15,450	16,439		16,439
Other	21,792	10,431	32,223	22,725	5,437	28,162

Total revenues	283,886	234,935	518,821	260,171	208,050	468,221

OPERATING COSTS:
Recoverable expenses	84,114	64,477	148,591	73,721	58,868	132,589
Other operating	26,616	15,331	41,947	23,554	16,848	40,402
Charge related to technology investments				8,125		8,125
Costs related to unsolicited tender offer	25,058		25,058
Management, leasing and development	14,387		14,387	14,638		14,638
General and administrative	18,074		18,074	14,799		14,799
Interest expense	62,083	61,733	123,816	56,796	58,450	115,246
Depreciation and amortization	65,596	41,266	106,862	57,459	41,827	99,286

Total operating costs	295,928	182,807	478,735	249,092	175,993	425,085

	(12,042)	52,128	40,086	11,079	32,057	43,136

Equity in income of Unconsolidated Joint Ventures	26,829			16,638

Income before discontinued operations and minority and
preferred interests	14,787			27,717
Discontinued operations (2):
Gain on disposition of interests in centers				12,024
EBITDA	7,998			11,213
Interest	(4,598)			(4,628)
Depreciation	(3,227)			(4,083)
Minority and preferred interests:
TRG preferred distributions	(6,750)			(6,750)
Minority interest in consolidated joint ventures	143			612
Minority share of income of TRG	(529)			(14,041)
Minority share of income of TRG	(25,827)			(10,445)

Net income (loss)	(18,003)			11,619
Series A preferred dividends	(12,450)			(12,450)

Net income (loss) allocable to common shareowners	(30,453)			(831)

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (3)	123,635	155,127	278,762	136,547	132,334	268,881
EBITDA - outside partners' share	(3,609)	(70,775)	(74,384)	(6,251)	(58,864)	(65,115)

Beneficial interest in EBITDA	120,026	84,352	204,378	130,296	73,470	203,766
Beneficial interest expense	(64,261)	(32,325)	(96,586)	(57,691)	(29,574)	(87,265)
Non-real estate depreciation	(1,877)		(1,877)	(2,084)		(2,084)
Preferred dividends and distributions	(19,200)		(19,200)	(19,200)		(19,200)

Funds from Operations contribution (3)	34,688	52,027	86,715	51,321	43,896	95,217

Net straightline adjustments to rental revenue and
ground rent expense at TRG %			1,347			1,585

(1)     With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. A total column is also provided to assist a reader in relating the results of operations to operating statistics and other center information that is presented at 100% within this release.

(2)     Discontinued operations for the nine months ended September 30, 2003 include the results of Biltmore Fashion Park. Discontinued operations for the nine months ended September 30, 2002 includes the results of Biltmore Fashion Park, La Cumbre Plaza, and Paseo Nuevo.

(3)     EBITDA and FFO for the nine months ended September 30, 2003 include costs of $25.1 million incurred in connection with the unsolicited tender offer. There were no such costs incurred during the nine months ended September 30, 2002. EBITDA and FFO for the nine months ended September 30, 2002 were restated from previously recorded amounts to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from EBITDA and FFO.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Funds from Operations
For the Periods Ended September 30, 2003 and 2002

(in thousands of dollars)

	Three Months Ended		Year to Date

	2003	2002	2003	2002

Net income (loss) allocable to common shareowners	(10,204)	1,757	(30,453)	(831)

Add (less) depreciation and gains on dispositions of properties:
Gain on disposition of interests in centers				(12,024)
Depreciation and amortization:
Consolidated businesses at 100%	22,251	18,891	65,596	57,459
Minority partners in consolidated joint ventures	(101)	(858)	(1,332)	(3,130)
Discontinued operations	804	1,269	3,227	4,083
Share of unconsolidated joint ventures	7,747	10,054	25,198	27,258
Non-real estate depreciation	(598)	(653)	(1,877)	(2,084)

Add minority interests in TRG:
Minority share of income of TRG	287	4,504	529	14,041
Distributions in excess of minority share of income of TRG	8,773	3,677	25,827	10,445

Funds from Operations - TRG (1)	28,959	38,641	86,715	95,217

Funds from Operations - TCO (1)	17,156	23,895	52,595	58,821

(1)     TRG’s FFO for the three and nine months ended September 30, 2003 includes costs of $6 million and $25.1 million, respectively incurred in connection with the unsolicited tender offer. There were no such costs incurred during the three and nine months ended September 30, 2002. TRG’s FFO for the nine months ended September 30, 2002 was restated from previously reported amounts to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from FFO. TCO’s share of TRG’s FFO is based on an average ownership of 59% and 62% during the three months ended September 30, 2003 and 2002, respectively, and 61% and 62% during the nine months ended September 30, 2003 and 2002, respectively.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2003 and 2002

(in thousands of dollars)

	Three Months Ended		Year to Date

	2003	2002	2003	2002

Net income (loss) allocable to common shareowners	(10,204)	1,757	(30,453)	(831)

Add (less) depreciation and gains on dispositions of properties:
Gain on disposition of interests in centers				(12,024)
Depreciation and amortization:
Consolidated businesses at 100%	22,251	18,891	65,596	57,459
Minority partners in consolidated joint ventures	(101)	(858)	(1,332)	(3,130)
Discontinued operations	804	1,269	3,227	4,083
Share of unconsolidated joint ventures	7,747	10,054	25,198	27,258

Add minority interests in TRG:
Minority share of income of TRG	287	4,504	529	14,041
Distributions in excess of minority share of income of TRG	8,773	3,677	25,827	10,445

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	6,400	6,400	19,200	19,200
Interest expense for all businesses in continuing operations	41,639	39,150	123,816	115,246
Interest expense allocable to minority partners in consolidated joint ventures	(314)	(1,256)	(2,420)	(3,733)
Interest expense of discontinued operations	1,540	1,564	4,598	4,628
Interest expense allocable to outside partners in unconsolidated joint ventures	(10,045)	(9,903)	(29,408)	(28,876)

Beneficial interest in EBITDA - TRG (1)	68,777	75,249	204,378	203,766

(1)     TRG’s beneficial interest in EBITDA for the three and nine months ended September 30, 2003 includes costs of $6 million and $25.1 million, respectively incurred in connection with the unsolicited tender offer. There were no such costs incurred during the three and nine months ended September 30, 2002. TRG’s beneficial interest in EBITDA for the nine months ended September 30, 2002 was restated from previously reported amounts to include charges related to technology investments of $8.1 million recognized during 2002 previously excluded from beneficial interest in EBITDA.

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TAUBMAN CENTERS, INC.
Balance Sheets
As of September 30, 2003 and December 31, 2002

(in thousands of dollars)

	As of

	September 30, 2003	December 31, 2002

Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,521,608	2,393,428
Accumulated depreciation and amortization	(428,912)	(375,738)

	2,092,696	2,017,690
Cash and cash equivalents	23,947	32,470
Accounts and notes receivable	27,077	30,904
Accounts and notes receivable from related parties	2,503	3,887
Deferred charges and other assets	42,402	38,148
Assets of discontinued operations	112,304	115,206

	2,300,929	2,238,305

Liabilities:
Notes payable	1,534,024	1,463,725
Accounts payable and accrued liabilities	250,166	234,882
Dividends and distributions payable	13,006	13,746
Distributions in excess of net income of (investment in) Unconsolidated Joint Ventures	13,310	(31,402)
Liabilities of discontinued operations	83,392	85,897

	1,893,898	1,766,848

Preferred Equity of TRG	97,275	97,275

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	32	32
Common Stock	493	522
Additional paid-in capital	693,978	690,387
Accumulated other comprehensive income	(15,734)	(17,485)
Dividends in excess of net income	(369,093)	(299,354)

	309,756	374,182

	2,300,929	2,238,305

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,251,935	1,248,335
Accumulated depreciation and amortization	(320,733)	(287,670)

	931,202	960,665
Cash and cash equivalents	20,548	37,576
Accounts and notes receivable	17,808	16,487
Deferred charges and other assets	29,328	31,668

	998,886	1,046,396

Liabilities:
Notes payable	1,348,229	1,289,739
Accounts payable and other liabilities	62,159	91,596

	1,410,388	1,381,335

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(227,624)	(187,584)
Accumulated deficiency in assets - Joint Venture Partners	(179,715)	(142,835)
Accumulated other comprehensive income - TRG	(3,286)	(3,568)
Accumulated other comprehensive income - Joint Venture Partners	(877)	(952)

	(411,502)	(334,939)

	998,886	1,046,396

Taubman Centers/12

TAUBMAN CENTERS, INC.
2003 Annual Outlook

(all dollar amounts per common share-diluted, amounts may not add due to rounding)

	Range for Year Ended December 31, 2003

Guidance for Funds from Operations per share, excluding
unsolicited tender offer costs (1)	$ 1.80	$ 1.84

Unsolicited tender offer costs	(0.30)	(0.30)

Guidance for Funds from Operations per share	$ 1.50	$ 1.54

Anticipated gain on disposition of Biltmore Fashion Park	0.67	0.67

TCO's additional basis in Biltmore Fashion Park	(0.13)	(0.13)

Real estate depreciation - TRG	(1.44)	(1.36)

Depreciation of TCO's additional basis in TRG	(0.15)	(0.15)

Distributions in excess of earnings allocable to minority interest	(0.21)	(0.12)

Guidance for net loss allocable to common shareholders	$ 0.24	$ 0.45

(1)     Costs related to the unsolicited tender offer and related litigation during the three and nine months ended September 30, 2003 were $6.0 million and $25.1 million, respectively. The Company expects that recoveries on related insurance claims will offset any costs incurred in the fourth quarter of 2003.

Taubman Centers/13

TAUBMAN CENTERS, INC.
2004 Annual Outlook

(all dollar amounts per common share-diluted, amounts may not add due to rounding)

	Range for Year Ended December 31, 2004

Guidance for Funds from Operations per share	$ 1.88	$ 1.92

Real estate depreciation - TRG	(1.40)	(1.33)

Depreciation of TCO's additional basis in TRG	(0.15)	(0.15)

Distributions in excess of earnings allocable to minority interest	(0.39)	(0.31)

Guidance for net income (loss) allocable to common shareholders	$ (0.06)	$ 0.13